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                                                                    EXHIBIT 5.01

                       [LONG ALDRIDGE & NORMAN LETTERHEAD]

                                September 6, 2001


AtheroGenics, Inc.
8995 Westside Parkway
Alpharetta, GA 30004

                  Re:      AtheroGenics, Inc.
                           Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to AtheroGenics, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission for the registration of shares of common stock of the Company owned of record by certain shareholders named in the Registration Statement (the "Selling Shareholders"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, 3,585,000 shares (the "Shares") of common stock, no par value per share, of the Company.

         The opinion hereinafter set forth is given to the Company pursuant to
Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished solely with regard to the Registration Statement, may be relied upon only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Company's Fourth Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws, minutes of proceedings of the Board of Directors of the Company and the Common Stock Purchase Agreement dated as of June 19, 2001 between the Company and the purchasers named therein (which we assumed was binding on each of the parties thereto other than the Company). In making all of our examinations, we assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due


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AtheroGenics, Inc.
September 6, 2001
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execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to all questions of fact that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the Business Corporation Code of the State of Georgia (the "Georgia Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than laws set forth in the Georgia Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the offering and sale of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1)      The Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" set forth in the prospectus forming a part of the Registration Statement.

                                Very truly yours,

                                Long Aldridge & Norman LLP


                                By:      /s/ Leonard A. Silverstein
                                   ---------------------------------------
                                         Leonard A. Silverstein